EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jay O. Wright, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of MobilePro Corp. for the quarter ended June 30, 2006 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MobilePro Corp. for the periods covered by the Form 10-Q.

Date: November 9, 2006	By:	/s/ Jay O. Wright
Jay O. Wright, Chief Executive Officer

I, Richard H. Deily, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of MobilePro Corp. for the quarter ended June 30, 2006 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MobilePro Corp. for the periods covered by the Form 10-Q.

Date: November 9, 2006	By:	/s/ Richard H. Deily
Richard H. Deily, Principal Financial and Accounting Officer